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                                                                    EXHIBIT 23.2





                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the registration statements on Form S-8 pertaining to the 1999 Stock Option Plan and the 1992 Stock Option Plan, as amended, to be filed on or about August 15, 2001 of our report dated March 16, 1999 with respect to the consolidated financial statements and schedule of U.S. Physical Therapy, Inc. and subsidiaries included in this Annual Report on Form 10-K/A for the year ended December 31, 1998.


                                       /s/ Ernst & Young LLP


Houston, Texas
August 15, 2001